Exhibit 8.1

March 31, 2015

Carey Watermark Investors 2 Incorporated
50 Rockefeller Plaza
New York, NY 10020

  Re:
  REIT Qualification of Carey Watermark Investors 2 Incorporated

Ladies and Gentlemen:

We have acted as your special tax counsel in connection with the issuance by Carey Watermark Investors 2 Incorporated, a Maryland corporation (the "Company"), of common stock, par value $0.001 per share, having a maximum aggregate offering price of up to $2,000,000,000, including shares with an aggregate offering price of up to $600,000,000 under the Company's Distribution Reinvestment and Stock Purchase Plan, pursuant to the Registration Statement on Form S-11 (Registration No. 333-196681) filed by the Company with the Securities and Exchange Commission of the United States, as amended (the "Registration Statement").

In rendering this opinion, we have examined and relied on the following documents:

  1.
  the Articles of the Company;

  2.
  the Bylaws of the Company;

  3.
  the Agreement of Limited Partnership of CWI 2 Limited Partnership (the "Partnership");

  4.
  a letter of certain representations of the Company dated March 31, 2015, which representations are factual in nature (the "Certificate of Representations"); and

  5.
  the Registration Statement.

In our examination of the foregoing documents, we have assumed that (i) all representations and statements in such documents are true and correct, (ii) any documents which have not yet been executed or adopted will be executed or adopted without substantial modification, and (iii) the Company will operate in accordance with the method of operation described in its organizational documents, the Registration Statement and the Certificate of Representations. For purposes of rendering this opinion, we have also assumed that each representation contained in the Certificate of Representations is accurate and complete and that the signature on the Certificate of Representations is genuine.

Based on the foregoing and in reliance thereon, and subject thereto and on an analysis of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as we have deemed relevant and necessary, we hereby state our opinion that (1) commencing with its initial taxable year ending on December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Code, and its actual method of operation through the date of this opinion has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2015 and subsequent taxable years, and (2) the statements in the Registration Statement under the caption "United States Federal Income Tax Considerations," to the extent they describe matters of federal income tax law or legal conclusions relating thereto, are correct in all material aspects. This opinion represents our legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court.

The Company's qualification as a REIT will depend upon the continuing satisfaction by the Company and, given the Company's current ownership in the Partnership, by the Partnership, of the requirements of the Code relating to qualification for REIT status, which requirements include those that are dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. We do not undertake to monitor whether the Company or the Partnership actually will satisfy the various REIT qualification tests. We express no opinion as to the laws of any jurisdiction other than the Federal income tax laws of the United States of America to the extent specifically referred to herein.

This opinion is furnished in connection with the transaction described herein. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein, or of any subsequent changes in applicable law. This opinion has been prepared for you in connection with the filing of the Registration Statement. We hereby consent to the use and filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of the name of the firm under the captions "U.S. Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving this consent, however, we do not admit thereby that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Venable LLP